UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

Nxu, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-41509	92-2819012
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1828 N. Higley Rd. Ste 116, Mesa, AZ 85205
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (602) 309-5425

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NXU	NASDAQ

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On June 23, 2025, Nxu, Inc. (the “Company”) delivered a notice to Verde Bioresins, Inc., a Delaware corporation (“Verde”), terminating the previously announced Agreement and Plan of Merger, dated as of October 24, 2024, by and among the Company, NXU Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub I”), Nxu Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Verde, which provided for the merger of Merger Sub I with and into Verde, with Verde continuing as a wholly owned subsidiary of the Company and the surviving corporation of the first merger (the “First Merger”) and, promptly following the First Merger, the merger of Verde with and into Merger Sub II (the “Second Merger” and together with the First Merger, the “Merger”), with Merger Sub II continuing as the surviving entity of the Second Merger.

The consummation of the Merger was subject to certain closing conditions, including, among other things, approval by the requisite stockholders of the Company of certain actions relating to the proposed Merger (the “Merger Proposals”), which were presented at a special meeting of the Company’s stockholders held on February 11, 2025 (the “Special Meeting”), and that the shares of the Company’s common stock to be issued in connection with the Merger be approved for listing (the “Nasdaq Listing Condition”) on The Nasdaq Capital Market (“Nasdaq CM”).

As previously disclosed, on April 2, 2024, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that the bid price of its listed securities had closed at less than the minimum bid price of $1.00 per share over the previous 30 consecutive business days required for continued listing on Nasdaq CM, and, as a result, did not comply with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was granted 180 calendar days, or until September 30, 2024, to regain compliance with the Minimum Bid Price Requirement. Subsequently, on October 1, 2024, the Company was afforded an additional 180 calendar day compliance period, or until March 31, 2025 (the “Extended Compliance Period”), to demonstrate compliance by meeting the minimum bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the Extended Compliance Period.

In addition to the Merger Proposals, as part of the process to regain compliance with the Minimum Bid Price Requirement, the Company’s stockholders were asked to consider and approve amending the Company’s certificate of incorporation to effect a reverse stock split of the Company’s Class A common stock (the “Reverse Stock Split Proposal”), with its final ratio to be determined in the discretion of the Company’s Board of Directors (the “Board”) and as agreed by Verde at or prior to the closing of the Merger (or in the sole discretion of the Board if a certain Merger Proposal was not approved). The Company’s stockholders approved the Reverse Stock Split Proposal and the Merger Proposals at the Special Meeting.

In anticipation of completing the Merger prior the expiration of the Extended Compliance Period, in an effort to satisfy the Nasdaq Listing Condition, the Company filed an initial listing application with Nasdaq for the combined company to list the securities of the combined company on Nasdaq CM, which application contemplated the Company effecting a reverse stock split of shares of its Class A common stock with the shares following the reverse stock split being those of the combined company having a new CUSIP number associated with the trading symbol “VRDE”.

When it became apparent that the Merger would not be consummated, as planned, during the Extended Compliance Period, and in an effort to regain compliance with the Minimum Bid Price Requirement, the Company filed an amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware on March 28, 2025 to effect a reverse stock split of the Company’s listed securities at a ratio of 1-for-20, which became effective at 12:01 a.m. Eastern Time on March 31, 2025. Despite its efforts, on April 1, 2025, the Company received a letter from the Staff notifying it that it had not regained compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq and that, as a result, the Company’s securities would be subject to delisting. The Company subsequently appealed the Staff’s determination to Nasdaq’s Hearing Panel (the “Panel”) on April 7, 2025.

As previously disclosed, on June 10, 2025, the Company received a determination letter (the “Determination”) from Nasdaq indicating that the Panel determined to delist the Company’s securities from Nasdaq CM. The Determination informed the Company that it has 15 days from the date of the Determination, or June 19, 2025, to request that the Nasdaq Listing and Review Council (the “Council”) review the Panel’s decision, or the Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after issuance of the Determination, or July 19, 2025. In connection with the Determination, the Company anticipates that a Form 25-NSE will be filed with the SEC after all review and appeal procedures and periods available under Nasdaq Listing Rules have expired, which will remove the Company’s securities from listing and registration on Nasdaq.

In light of the various challenges faced by the Company, preceding the resignation of Director Billingsley described in Item 5.02 below, the Board determined to not have the Company submit a request to the Council to review the Panel’s decision and that it is no longer feasible to consummate the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2025, the Company received notices of resignation from Annie Pratt, resigning from her role as President of the Company and from the Board, and Sarah Wyant, resigning from her role as Chief Financial Officer of the Company, each effective as of June 16, 2025. On June 23, 2025, Jessica Billingsley resigned from the Board, effective as of June 23, 2025.

None of the resignations of Mses. Pratt, Wyant or Billingsley was as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

Preceding the resignation of Director Billingsley described in Item 5.02 above, on June 23, 2025, the Board determined that it is in the best interests of the Company and its stockholders for the Company to pursue an orderly winding down and dissolution of the Company, which may include seeking relief under bankruptcy laws. No assurance can be made regarding the Company’s ability to conduct an orderly wind-down and dissolution.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “project,” and similar expressions also identify forward looking statements. Forward-looking statements include, but are not limited to statements regarding the winding up and dissolution of the Company. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company’s control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to the risk that the delisting, deregistration and wind-down process will take longer than expected; general market conditions; and the impact of changing laws and regulations on the Company’s plans to wind down and dissolve the Company. Additional information regarding risks and uncertainties associated with the Company’s business and a discussion of some of the factors that may cause actual results to differ materially from the results expressed or implied by such forward-looking statements can be found in the Company’s filings with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and in its subsequent filings with the SEC. These forward-looking statements are based on information as of the date hereof, and the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXU, INC.

Date: June 23, 2025	By:	/s/ Mark Hanchett
Mark Hanchett
Chief Executive Officer